Exhibit 21.1

Subsidiaries of the Registrant
Listed below are majority-owned subsidiaries of Cardinal Health, Inc. as of June 30, 2015. Subsidiaries excluded from the list below would not, considered in the aggregate as a single subsidiary, constitute a “significant subsidiary” of Cardinal Health, Inc. as that term is defined in Rule 1-02(w) of Regulation S-X.

Subsidiary Name	State/Jurisdiction of Incorporation
Access Closure, Inc.	California
Allegiance Corporation	Delaware
AssuraMed, Inc.	Delaware
Cardinal Health 2, LLC	Nevada
Cardinal Health 3, LLC	Delaware
Cardinal Health 5, LLC	Delaware
Cardinal Health 6, Inc.	Nevada
Cardinal Health 7, LLC	Delaware
Cardinal Health 100, Inc.	Indiana
Cardinal Health 104 LP	Ohio
Cardinal Health 105, Inc.	Ohio
Cardinal Health 107, LLC	Ohio
Cardinal Health 108, LLC	Delaware
Cardinal Health 110, LLC	Delaware
Cardinal Health 112, LLC	Delaware
Cardinal Health 114, Inc.	Delaware
Cardinal Health 115, LLC	Ohio
Cardinal Health 116, LLC	Delaware
Cardinal Health 118, LLC	Delaware
Cardinal Health 119, LLC	Delaware
Cardinal Health 121, LLC	Delaware
Cardinal Health 122, LLC	Delaware
Cardinal Health 123, LLC	Delaware
Cardinal Health 124, LLC	Delaware
Cardinal Health 126, LLC	Delaware
Cardinal Health 127, Inc.	Kansas
Cardinal Health 200, LLC	Delaware
Cardinal Health 201, Inc.	Delaware
Cardinal Health 222 (Thailand) Ltd.	Thailand
Cardinal Health 247, Inc.	Colorado
Cardinal Health 249, LLC	Delaware
Cardinal Health 411, Inc.	Ohio
Cardinal Health 414, LLC	Delaware
Cardinal Health Canada Inc.	Canada
Cardinal Health D.R. 203 II Ltd.	Bermuda
Cardinal Health Foundation	Ohio
Cardinal Health Funding, LLC	Nevada

Subsidiary Name	State/Jurisdiction of Incorporation
Cardinal Health (H.K.) Co. Ltd.	Hong Kong
Cardinal Health IPS, LLC	Delaware
Cardinal Health Ireland 419 Limited	Ireland
Cardinal Health (L) Co., Ltd.	Malaysia
Cardinal Health Luxembourg 420 S.a.r.l.	Luxembourg
Cardinal Health Malaysia 211 Sdn. Bhd.	Malaysia
Cardinal Health Malta 212 Limited	Malta
Cardinal Health Managed Care Services, LLC	Delaware
Cardinal Health Pharmaceutical Contracting, LLC	Delaware
Cardinal Health Pharmacy Services, LLC	Delaware
Cardinal Health P.R. 120, Inc.	Puerto Rico
Cardinal Health P.R. 218, Inc.	Puerto Rico
Cardinal Health Singapore 225 Pte. Ltd.	Singapore
Cardinal Health Specialty Pharmacy, LLC	Delaware
Cardinal Health Systems, Inc.	Ohio
Cardinal Health Technologies, LLC	Nevada
Cardinal Health Technologies Switzerland GmbH	Switzerland
Cirpro de Delicias S.A. de C.V.	Mexico
Convertors de Mexico S.A. de C.V.	Mexico
Dutch American Manufacturers II (D.A.M. II) B.V.	Netherlands
EPIC Insurance Company	Vermont
Griffin Capital, LLC	Nevada
Innovative Therapies, Inc.	Delaware
Kinray, LLC	New York
Leader Drugstores, Inc.	Delaware
Medicine Shoppe International, Inc.	Delaware
Metro Medical Supply, LLC	Tennessee
One Cloverleaf, LLC	Delaware
Parmed Pharmaceuticals, LLC	Delaware
Pinnacle Intellectual Property Services, Inc.	Nevada
Pinnacle Intellectual Property Services-International, Inc.	Nevada
Quiroproductos de Cuauhtmoc S. de R.L. de C.V.	Mexico
RGH Enterprises, Inc.	Ohio
Rxealtime, Inc.	Nevada
Sonexus Health, LLC	Texas
Tradex International, Inc.	Ohio
WaveMark, Inc.	Delaware